SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

                                December 30, 1999
                                (Date of report)

                     Skyline Multimedia Entertainment, Inc.

               (Exact Name of Registrant as Specified in Charter)


        New York                          0-23396                           11-3182335
(State of Incorporation)               (Commission File Number)         (IRS Employer I.D. No.)


                   350 Fifth Avenue, New York, New York, 10118
                    (Address of principle executive offices)

                                 (212) 564-2224
              (Registrant's telephone number, including area code)


Item 5. Other Events.

                On or about December 30, 1999, the Company entered into a settlement agreement with the Empire State Building Company ("ESBCo"), in connection with a lawsuit originally filed by the Company against ESBCo and other named defendants in the Supreme Court of the State of New York, County of New York, on December 23, 1997. The Company's action primarily sought injunctive relief to prohibit ESBCo from, among other things, terminating the Company's Lease and a License agreement relating to the New York Skyride, as well as monetary damages from ESBCo and the other defendants. The basis for the Company's claims was, among other things, a lack of cooperation from ESBCo and its staff, in violation of the Lease and License agreements, as well as bad faith, fraud and self-dealing by ESBCo and certain members of its management staff.

         The settlement between the Company and ESBCo provides for, among other things, the following:

1) The Company and each named Defendant will enter into and execute a Stipulation of Discontinuance dismissing each cause of action, cross-claim and counterclaim asserted in the lawsuit. The Stipulation of Discontinuance will be filed with the Clerk of the Court. In the event that not all of the named defendants execute the stipulation by January 29, 2000, ESBCo and the Company will make a motion to the court seeking dismissal of the Company's action against each party that has executed the stipulation.

2) The Company and each defendant to exchange releases regarding their respective claims in the lawsuit. All such releases have been exchanged with the exception of three of the named Defendants. In the event that the Company does not receive releases for the above Defendants, the Company will not provide those three Defendants with releases.

3) The Company to surrender 35,000 square feet of space at 350 Fifth Avenue, New York, New York 10118, which the Company had previously intended to use for expansion, and ESBCo is to refund the Company's $100,000 security deposit on the space, in addition to any interest accrued on the security deposit.

4) The Company and ESBCo to modify their license agreement to provide for, among other things:

(i) a contingent license fee based upon various increases in the Company's ticket sales;

(ii)                       the   installation   of  electronic   ticket  vending
                           machines for sale of New York Skyride tickets, Observatory tickets and Skyride / Observatory combination tickets at various locations throughout the Empire State Building;

(iii) a guarantee that the Company will receive ESBCo's lowest wholesale rates for any observatory tickets purchased by the Company from ESBCo; and

(iv)                       a minimum of fifteen  (15) days  notice must be given
                           before   either   party  can   exercise  the  limited
                           termination provision of the License Agreement.

5) The Company and ESBCo will modify the Lease agreements for the space utilized by the Skyride at 350 Fifth Avenue, to provide that any rent escalation will be governed by and adjusted semi-annually proportionately with the increase in the
                  Consumer Price Index, published by the Bureau of Labor Statistics of the U.S. Department of Labor.

6) ESBCo to grant the Company an option, which is to be executed on or before April 30, 2000, to extend its lease of 4,400 square feet of space used as executive offices at 350 Fifth Avenue, New York, New York, 10118, pursuant to the existing lease agreement dated April 14, 1994. The Company must inform ESBCo of its decision to extend the lease by March 31, 2000.

7) The Company and ESBCo to pay their own costs and attorneys' fees associated with the action.


         In addition to the settlement terms described, as a result of the settlement, the Company will be reimbursed $150,000, which it had posted with the Court as a condition of the Court's grant of a Yellowstone injunction in the case on May 18, 1999.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                          Skyline Multimedia Entertainment, Inc.
                                                                    (Registrant)

                                                              /s/ Robert Brenner
                                                              By: Robert Brenner
                                             President & Chief Executive Officer



INDEX TO EXHIBITS

      Exhibit

      Number                                              Description

       10.59         Settlement Agreement, dated December 30, 1999, between New York Skyline, Inc. and Empire State Building Company

       10.60         Surrender Agreement, dated December 30, 1999, between Empire State Building Company and New York Skyline, Inc.

       10.61         Third Amendment of Lease, dated December 30, 1999, between Empire State Building Company and New York Skyline,
                     Inc.

       10.62         Second Modification of License Agreement, dated December 30, 1999, between Empire
                     State Building Company and New York Skyline, Inc.
